                                   EXHIBIT A

                                    Warrant

                                 (See Attached)





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THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, OR THE SECURITIES ACT OF ANY STATE (COLLECTIVELY, THE "ACTS").
NEITHER THIS WARRANT NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT HERETO UNDER ALL OF THE APPLICABLE ACTS, OR AN OPINION OF COUNSEL SATISFACTORY TO QUEST MEDICAL, INC. TO THE EFFECT THAT SUCH REGISTRATIONS ARE NOT REQUIRED.





                              QUEST MEDICAL, INC.
                         COMMON STOCK PURCHASE WARRANT


       THIS IS TO CERTIFY THAT, QUEST MEDICAL, INC., a Texas corporation (the "Company"), hereby grants to Robert L. Swisher, Jr., a Warrant to purchase 100,000 shares of the duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, $.05 par value, of the Company (the "Common Stock"), at a purchase price per share of $6.50 (the "Exercise Price"), and to exercise the other appurtenant rights, powers and privileges hereinafter set forth. The number of shares of the Common Stock purchasable hereunder and the Exercise Price are subject to adjustment in accordance with Article III hereof. This Warrant shall expire at 5:00 p.m., Dallas, Texas time, on February 21, 2002 (the "Maturity").

       Certain capitalized terms used in this Warrant are defined in Article V hereof.

                                   ARTICLE I

                              EXERCISE OF WARRANT

       1.1 Method of Exercise. This Warrant may be exercised in whole or in part at any time or from time to time on or after the date hereof and prior to Maturity on any date that is a Business Day. To exercise this Warrant, in whole or part, the holder hereof shall deliver to the Company, at the Warrant Office designated in Section 2.1, (a) a written notice in the form of the Subscription Notice attached as Exhibit A hereto, stating therein the election of such holder to exercise this Warrant in the manner provided in the Subscription Notice, (b) payment in full of the Exercise Price (in the manner described below) for all Warrant Shares purchased hereunder, and (c) this Warrant. This Warrant shall be deemed to be exercised on the date of receipt by the Company of the Subscription Notice, accompanied by payment for the Warrant Shares and surrender of this Warrant, as aforesaid, and such date is referred to herein as the "Exercise Date". Upon such exercise, the Company shall promptly issue and deliver to such holder a certificate for the full number of the Warrant Shares purchased by such holder hereunder, against the receipt by the Company of the total Exercise Price payable for all the Warrant Shares so purchased. Payment of the Exercise Price will be made by either (i) certified or official bank check, (ii) cancellation of any debt owed by the Company to the holder hereof, or (iii) surrendering of Warrant Shares or other shares of Common Stock valued at Current Market Value. If the holder surrenders a combination of cash, cancellation of any debt, or Warrant Shares or other shares of Common Stock, the holder will specify the respective number of Warrant Shares to be purchased with each form of consideration, and the foregoing provisions will be applied to each form of consideration with the same effect as if this Warrant were being separately exercised with respect to each form of consideration. The Person in whose name the certificate(s) for Common Stock is to be issued shall be deemed to have become a holder of record of such Common Stock on the Exercise Date. If this Warrant has been exercised in part, the Company will deliver to the holder a new Warrant evidencing the rights of such holder to purchase a number of Warrant Shares with respect to which this Warrant has not been exercised, which new Warrant will, in all other respects, be identical with this Warrant, or, at the option of the Company, appropriate notation may be made on this Warrant and this Warrant returned to such holder.

       1.2 Fractional Shares. In lieu of any fractional shares of Common Stock which would otherwise be issuable upon exercise of this Warrant, the Company shall issue a certificate for the next higher number of whole shares of Common Stock for any fraction of a share which is one-half or greater. No shares will be issued for less than one-half of a share of Common Stock.

                                   ARTICLE II

                            WARRANT OFFICE; TRANSFER

       2.1 Warrant Office. The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Company's office at One Allentown Parkway, Allen, Texas 75002 and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to the holder of this Warrant. The Company shall maintain, at the Warrant Office, a register for the Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each permitted assignee of the rights of the registered owner hereof.

       2.2 Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

       2.3 Restrictions on Exercise and Transfer of Warrants. The Company agrees to maintain at the Warrant Office books for the registration and transfer of this Warrant. Subject to the restrictions on transfer of Warrants in this Section 2.3, the Company, from time to time, shall register the transfer of this Warrant in such books upon surrender of this Warrant at the Warrant Office properly endorsed or accompanied by appropriate instruments of transfer and written





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
instructions for transfer satisfactory to the Company. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

              (a) Restrictions in General. This Warrant shall not be exercisable or transferable and the related shares of Common Stock issuable upon exercise of this Warrant (the "Warrant Shares") shall not be transferable except upon the conditions specified in this Section 2.3, which conditions, among other things, are intended to insure compliance with the provisions of the Securities Act in respect of the exercise or transfer of this Warrant or transfer of such Warrant Shares. The registered holder of this Warrant agrees that it will neither (i) transfer this Warrant prior to delivery to the Company of the opinion of counsel referred to in, and to the effect described in, clause (i) of
       Section 2.3(b), or until registration hereof under the Securities Act and any applicable state securities or blue sky laws, (ii) exercise this Warrant prior to delivery to the Company of the opinion of counsel referred to in, and to the effect described in, clause (i) of Section 2.3(b), or until registration of the related Warrant Shares under the Securities Act and any applicable state securities or blue sky laws have become effective, nor (iii) transfer such Warrant Shares prior to delivery to the Company of the opinion of counsel referred to in, and to the effect described in, clause (i) of Section 2.3(b), or until registration of such Warrant Shares under the Securities Act and any applicable state securities or blue sky laws have become effective.

              (b) Statement of Intention to Exercise; Opinion of Counsel. The registered holder of this Warrant, by its acceptance hereof, agrees that prior to any exercise or transfer of this Warrant or any transfer of the related Warrant Shares, said holder will deliver to the Company a statement setting forth either said holder's intention with respect to the retention or disposition of any Warrant Shares, or the intention of said holder's prospective transferee with respect to its retention or disposition of this Warrant or of said Warrant Shares (whichever is involved in such transfer), in either such case, together with a signed copy of the opinion of said holder's counsel, or such other counsel as shall be acceptable to the Company, as to the necessity or non-necessity for registration under the Securities Act and any applicable state securities or blue sky laws in connection with such exercise or such transfer. The following provisions shall then apply:

                     (i) If, in the opinion of said holder's counsel, concurred in by counsel to the Company, the proposed exercise or transfer of this Warrant or the proposed transfer of such Warrant Shares may be effected without registration under the Securities Act and any applicable state securities or blue sky laws of this Warrant or such Warrant Shares, as the case may be, then the registered holder of this Warrant shall be entitled to exercise or transfer this Warrant or to transfer such Warrant Shares in accordance with the statement of intention delivered by said holder to the Company.

                     (ii) If, in the opinion of said counsel, concurred in by counsel to the Company, either the proposed exercise or transfer of this Warrant or the proposed





                                                                   Page 10 of 22
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              transfer of such Warrant Shares may not be effected without registration under the Securities Act and any applicable state securities or blue sky laws of this Warrant or such Warrant Shares, as the case may be, the registered holder of this Warrant shall not be entitled to exercise or transfer this Warrant or to transfer such Warrant Shares, as the case may be, until such registration is effected.

       2.4 Expenses of Delivery of Warrants. The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants and related Warrant Shares hereunder.

       2.5 Compliance with Securities Laws. The holder hereof understands and agrees that the following restrictions and limitations shall be applicable to all Warrant Shares and resales or other transfers of such Warrant Shares pursuant to the Securities Act:

              (a) The holder hereof agrees that the Warrant Shares shall not be sold or otherwise transferred unless the Warrant Shares are registered under the Securities Act and state securities laws or are exempt therefrom.

              (b) A legend in substantially the following form has been or will be placed on the certificate(s) evidencing the Warrant Shares:

       "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities act. The shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933, as amended, and any applicable state securities act, or (ii) Quest Medical, Inc. shall have been furnished with an opinion of counsel, satisfactory to counsel for Quest Medical, Inc., that registration is not required under any of such acts."

              (c) Stop transfer instructions have been or will be imposed with respect to the Warrant Shares so as to restrict resale or other transfer thereof, subject to this Section 2.5.

                                  ARTICLE III

                            ANTI-DILUTION PROVISIONS

       3.1 Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price shall be subject to adjustment from time to time as hereinafter provided in this Article III. Upon each adjustment of the Exercise Price, the registered holder of the Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of the Common Stock (calculated to the nearest whole share pursuant to Section 1.2) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of the Common Stock purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.





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       (a)    Exercise Price Adjustments.  The Exercise Price shall be subject to adjustment from time to time as follows:

              (i) Stock Dividends. If the number of shares of Common Stock outstanding at any time after the date of this Warrant is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Exercise Price shall be appropriately adjusted so that the adjusted Exercise Price shall bear the same relation to the Exercise Price in effect immediately prior to such adjustment as the total number of shares of Common Stock outstanding immediately prior to such action shall bear to the total number of shares of Common Stock outstanding immediately after such action.

              (ii) Combination of Stock. If the number of shares of Common Stock outstanding at any time after the date of issuance of this Warrant is decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the Exercise Price shall be appropriately adjusted so that the adjusted Exercise Price shall bear the same relation to the Exercise Price in effect immediately prior to such adjustment as the total number of shares of Common Stock outstanding immediately prior to such action shall bear to the total number of shares of Common Stock outstanding immediately after such action.

              (iii) Mergers, etc. In case of any consolidation of the Company with or the merger of the Company with or into any other Person or of the sale, lease or other transfer of all or substantially all of the assets or capital stock of the Company to any other Person, this Warrant shall, after such consolidation, merger, sale, lease or other transfer, be exercisable for the number of shares of stock or other securities or property to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or other transfer) upon exercise of this Warrant would have been entitled to receive upon such consolidation, merger, sale, lease or other transfer if such exercise had taken place; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holder of this Warrant shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In case of any distribution by the Company of any security of the Company (including rights or warrants to subscribe for any such securities, but excluding Common Stock and any securities referred to in Section 3.1(a)(ii)), evidences of its indebtedness, cash or other assets to all of the holders of its Common Stock, then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, (i) the numerator of which shall be the total number of outstanding shares of





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       Common Stock multiplied by the Current Market Price on the record date mentioned below, less the fair market value (as determined in good faith by the Board of Directors) of the securities, evidences of its indebtedness, cash or other assets distributed by the Company, and (ii) the denominator of which shall be the total number of outstanding shares of Common Stock multiplied by the Current Market Price. Such adjustment shall become effective as of the record date for the determination of stockholders entitled to receive such distribution.

              (iv) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 3.1(a) and under Section 3.1(b) shall be made to the nearest cent or to the nearest whole share (as provided in Section 1.2), as the case may be. Any provision of this Section 3.1 to the contrary notwithstanding, no adjustment in the Exercise Price shall be made if the amount of such adjustment would be less than $0.25, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.25 or more. In case the Company shall at any time issue shares of Common Stock in any transaction described in Section 3.1(a)(i) or 3.1(a)(ii), such amount of $0.25 per share (as theretofore increased or decreased, if such amount shall have been adjusted in accordance with the provisions of this
       Section 3.1(a)(iv)) shall forthwith be proportionately increased in the case of a transaction described in Section 3.1(a)(ii) or decreased in the case of a transaction described in Section 3.1(a)(i) so as appropriately to reflect such transaction.

              (v) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 3.1(a) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the holder of this Warrant after such record date and before the occurrence of such event the additional shares of Common Stock or other property issuable or deliverable upon exercise by reason of the adjustment required by such event over and above the shares of Common Stock or other property issuable or deliverable upon such exercise before giving effect to such adjustment; provided, however, that the Company upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

       (b) Current Market Price. The Current Market Price shall mean, as of any date, the average of the following prices, as applicable, for the ten consecutive Trading Days immediately prior to such date, (i) the average of the high and low sales prices of the Common Stock on such Trading Days as reported on the composite tape for the principal national securities exchange on which the Common Stock may then be listed, or (ii) if the Common Stock shall not be so listed on any such Trading Day, the closing sales





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
       price of Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") for National Market Issues, or (iii) if the Common Stock shall not be included in the NASDAQ National Market System on any such Trading Day, the average of the representative bid and asked prices at the end of such Trading Day in such market as reported by NASDAQ, or
       (iv) if there be no such representative prices reported by NASDAQ, the average of the lowest bid and highest asked prices at the end of such Trading Day in the over-the-counter market as reported by the National Quotation Bureau, Inc., or any successor organization. For purposes of determining Current Market Price, the term "Trading Day" shall mean a day on which an amount greater than zero can be calculated with respect to the Common Stock under any one or more of the foregoing categories
       (i), (ii), (iii) and (iv). If the Current Market Price cannot be determined under any of the foregoing methods, Current Market Price shall mean the fair value per share of Common Stock on such date determined by the Board of Directors in good faith, irrespective of any accounting treatment.

              (c) Statement Regarding Adjustments. Whenever the Exercise Price shall be adjusted as provided in Section 3.1(a), and upon each change in the number of shares of the Common Stock issuable upon exercise of this Warrant, the Company shall forthwith file, at the office of any transfer agent for this Warrant and at the principal office of the Company, a statement showing in detail the facts requiring such adjustment and the Exercise Price and new number of shares issuable that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be given to the holder of this Warrant. Each such statement shall be signed by the Company's chief financial or accounting officer.

              (d) Treasury Stock. For the purposes of this Section 3.1, the sale or other disposition of any Common Stock of the Company theretofore held in its treasury shall be deemed to be an issuance thereof.

       3.2 Costs. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of this Warrant in respect of which such shares are being issued.

       3.3 Reservations of Shares. The Company shall reserve at all times so long as this Warrant remains outstanding, free from preemptive rights, out of its treasury Common Stock or its authorized but unissued shares of Common Stock, or both, solely for the purposes of effecting the exercise of this Warrant, sufficient shares of Common Stock to provide for the exercise hereof.

       3.4 Valid Issuance. All shares of Common Stock which may be issued upon exercise of this Warrant will upon issuance by the Company be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof attributable to any act or omission by the Company, and the Company shall take no action which will cause a contrary result (including without limitation, any action which would cause the Exercise Price to be less than the par value, if any, of the Common Stock).

                                   ARTICLE IV

                                  REGISTRATION

       4.1. Demand Registration. Subject to the terms and conditions hereof, on one occasion no less than 60 days from the date hereof, the holder of this Warrant may request in writing registration of all, but not part, of the Registrable Stock on Form S-3 and in accordance with the provisions of Rule 415 promulgated under the Securities Act (a "Demand Registration"). The request for a Demand Registration shall specify the intended method of distribution of the shares. If, in the good faith judgment of the Company, the filing of such registration statement would interfere with any material transaction then being pursued by the Company or other material, pending development, the Company will notify the holder of such transaction and the Company and the holder will work together in good faith to identify the earliest possible time that the registered filing could be made, and the Company will file the registration statement on that date. The Company will use its best efforts to keep the registration statement effective and to file such post-effective amendments to the registration statement as are necessary to keep such registration statement effective without lapse until the sale of all of the shares of Registrable Stock or the expiration of this Warrant, whichever is earlier. If a registration statement is filed, the holder will provide the Company with three business days' prior written notice before the holder sells any shares under the registration statement so that the Company can determine whether filing a post-effective amendment or making a public disclosure is necessary.

       4.2 Right to Piggyback. If the Company proposes to register any of its securities on the Company's or any other holder's behalf under the Securities Act (other than pursuant to the Demand Registration or registration solely in connection with an employee benefit or stock ownership plan or a merger or acquisition using Form S-4) and the registration form to be used may be used for the registration of Registrable Stock (a "Piggyback Registration"), the Company will give prompt written notice to the holder of its intention to effect such a registration. Subject to Sections 4.3 below, the Company will include in such registration all shares of Registrable Stock with an aggregate Current Market Value of no less than $100,000 which the holder requests the Company to include in such registration by written notice given to the Company within 15 days after the date of sending of the Company's notice. The holders of Registrable Stock will be entitled to unlimited Piggyback Registrations.

       4.3 Priority on Registrations. If a Piggyback Registration relates to an underwritten public offering of equity securities by the Company or any holders of the Company's securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration would interfere with the successful marketing of such securities, the Company will include in such registration (i) first, the securities





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
proposed to be sold by the Company, and (ii) second, other securities requested to be included in such registration (including the Registrable Stock), pro rata among the holders of such other securities on the basis of the number of shares owned by each such holder.

       4.4 Registration Procedures. Whenever the holder requests that any Registrable Stock be registered pursuant to this Warrant, the Company will use its best efforts to effect the registration and the sale of such Registrable Stock in accordance with the intended method of distribution thereof and will:

              (a) use its best efforts to cause the registration statement filed to become and remain effective for the period of time specified in
       Section 4.1 for a Demand Registration and three (3) months subsequent to the effective date for a Piggyback Registration;

              (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act;

              (c) furnish to the holder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the holder may reasonably request in order to facilitate the disposition of the Registrable Stock;

              (d) use reasonable efforts to register or qualify such Registrable Stock under the other securities or blue sky laws of such jurisdictions as the holder reasonably requests in writing within ten days following the original filing of such registration statement, and do any and all other acts and things which may be reasonably necessary to enable the holder to consummate the disposition in such jurisdictions of the Registrable Stock, provided that the Company will not be required to (without limitation) (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

              (e) notify the holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

              (f) cause all such Registrable Stock to be listed on each securities exchange on which Common Stock of the Company is then listed and to be qualified for trading on each system on which similar Common Stock of the Company are from time to time qualified;

              (g) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Stock included in such registration statement for sale in any jurisdiction, the Company will use reasonable efforts promptly to obtain the withdrawal of such order; and

              (h) pay all registration expenses incurred in connection with all Demand and Piggyback Registrations (excluding discounts and commissions, which shall be paid by the selling shareholders out of the proceeds of the offering).

       4.5 Participation in Underwritten Registrations. The holder may not participate in any registration hereunder which is underwritten unless the holder (a) agrees to sell on the basis provided in any underwriting arrangements approved by the Company, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

       4.6 Termination. The registration rights granted to the holder pursuant to this Article IV shall terminate and be of no force or effect, at such time and to the extent that as the Registrable Stock becomes eligible for sale under Rule 144 under the Securities Act.


                                   ARTICLE V

                                 TERMS DEFINED

       As used in this Warrant, unless the context otherwise requires, the following terms have the respective meanings set forth below or in the Section indicated:

       Board of Directors  --  the Board of Directors of the Company.

       Business Day  --  any day that NASDAQ is open for trading.

       Common Stock -- shall mean and include the Company's Common Stock, par value $.05 per share, authorized on the date of the original issue of this Warrant and shall also include (i) in case of any reorganization, reclassification, consolidation, merger, share exchange or sale, transfer or other disposition of assets of the character referred to in Section 3.1(a)(iii) hereof, the stock, securities or assets provided for in such Section 3.1(a)(iii), and (ii) any other shares of common stock of the Company into which such shares of Common Stock may be converted.

       Company -- Quest Medical, Inc., a Texas corporation, and any other corporation assuming or required to assume the obligations undertaken in connection with this Warrant.

       Current Market Price  --  as defined in Section 3.1(b).

       Outstanding -- when used with reference to Common Stock at any date, all issued shares of Common Stock (including, without duplication, shares deemed issued pursuant to Article III) at such date, except shares then held in the treasury of the Company.

       Maturity  --  5:00 p.m., Dallas, Texas time, on February 21, 2002.

       NASDAQ  --  as defined in Section 3.1(b).

       Person -- any individual, corporation, partnership, trust, organization, association or other entity or individual.

       Registrable Stock -- all Common Stock issuable upon exercise of the Warrant owned and held by the holder thereof, other than Common Stock which is eligible for sale under Rule 144 of the Securities Act.

       Securities Act -- the Securities Act of 1933 and the rules and regulations thereunder, all as the same shall be in effect at the time.

       Trading Day  --  as defined in Section 3.1(b).

       Warrant -- this Warrant and any successor or replacement Warrant delivered in accordance with Section 2.3 or 6.8.

       Warrant Office  --  as defined in Section 2.1.

       Warrant Shares -- shall mean the shares of Common Stock purchased or purchasable by the registered holder of this Warrant or the permitted assignees of such holder upon exercise thereof pursuant to Article I hereof.

                                   ARTICLE VI

                                 MISCELLANEOUS

       6.1 Entire Agreement. This Warrant contains the entire agreement between the holder hereof and the Company with respect to the shares purchasable upon exercise hereof and the related transactions, and supersedes all prior arrangements or understanding with respect thereto.

       6.2 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Texas.

       6.3 Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the holder hereof and the

Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way effect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

       6.4 Illegality. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

       6.5 Copy of Warrant. A copy of this Warrant shall be filed among the records of the Company.

       6.6 Notice. Any notice or other document required or permitted to be given or delivered to the holder hereof shall be delivered at, or sent by certified or registered mail to such holder at, the last address shown on the books of the Company maintained at the Warrant Office for the registration of this Warrant or at any more recent address of which the holder hereof shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail to, the office of the Company at One Allentown Parkway, Allen, Texas 75002 or such other address within the continental United States of America as shall have been furnished by the Company to the holder of this Warrant.

       6.7 Limitation of Liability; Not Shareholders. No provision of this Warrant shall be construed as conferring upon the holder hereof the right to vote, consent, receive dividends or receive notices other than as herein expressly provided in respect of meetings of shareholders for the election of directors of the Company or any other matter whatsoever as a shareholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price of any shares of Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

       6.8 Exchange, Loss, Destruction, etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Section 6.8 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The holder of this Warrant shall pay all taxes and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 6.8.

       6.9 Headings. The Article and Section and other headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation thereof.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name.

Dated: February 21, 1997.



                                              QUEST MEDICAL, INC.


                                              By:     /F. Robert Merrill, III/
                                                  ------------------------------

                              EXHIBIT A TO WARRANT

                              SUBSCRIPTION NOTICE

       The undersigned, the holder of the foregoing Warrant, hereby elects to exercise purchase rights represented by said Warrant for, and to purchase thereunder _________________ shares of the Common Stock covered by said Warrant and herewith makes payment in full therefor pursuant to Section 1.1 of such Warrant as follows: ___________________________, and requests (a) that certificates for such shares (and any securities or other property issuable upon such exercise) be issued in the name of, and delivered to, ____________________________________________________ and (b) if such shares shall not include all of the shares issuable as provided in said Warrant, that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.

                                            ------------------------------------

Dated:
      ---------------